Exhibit 99.1

CODELAB TECHNOLOGY GROUP, INC.

BALANCE SHEETS

(Dollars in thousands)

	December 31, 2003	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$7	$124
Accounts receivable, net of allowance for doubtful accounts of $3 and $0	289	602
Unbilled receivables	21	34
Prepaid expenses	17	106

Total current assets	334	866
Equipment, furniture and vehicles, at cost	91	143
Less—accumulated depreciation	(46)	(62)

	45	81
Other assets	10	27

Total assets	$389	$974

The accompanying notes are an integral part of these financial statements.

CODELAB TECHNOLOGY GROUP, INC.

BALANCE SHEETS

(Dollars in thousands)

	December 31, 2003	December 31, 2004
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Bank line of credit	$43	$—
Accounts payable	63	292
Loan and note payable	85	—
Accrued compensation and payroll taxes	157	103
Deferred revenue	32	12
Current portion of deferred income tax liability	5	121

Total current liabilities	385	528
Non-current protion of deferred tax liability	—	26
Commitments and contingencies
Shareholders’ equity:
Common stock, par value $.01 per share - authorized 300,000 shares, 37,900 and 37,400 shares outstanding	—	—
Additional paid-in-capital	1	1
Treasury stock at cost, 38,400 and 38,900 common shares	(69)	(84)
Retained earnings	72	503

Total shareholders’ equity	4	420

Total liabilities and shareholders’ equity	$389	$974

The accompanying notes are an integral part of these consolidated statements.

CODELAB TECHNOLOGY GROUP, INC.

STATEMENTS OF OPERATIONS

(Dollars in thousands)

	Year Ended December 31, 2003	Year Ended December 31, 2004

Revenue:
Consulting services and other	$1,323	$2,216
Sale of technology	—	1,844

Total revenue	1,323	4,060
Cost of sales:
Consulting services and other	368	847
Sale of technology	—	1,296

Total cost of sales	368	2,143
Gross profit:
Consulting services and other	955	1,369
Sale of technology	—	548

Total gross profit	955	1,917
Selling, general & administrative expenses:
Depreciation	21	29
Loss on disposal of assets	—	30
Other selling, general & administrative expenses	847	1,083

Total selling, general & administrative expenses	868	1,142

Income from operations	87	775
Interest income	—	(1)
Interest expense	10	9

Income before provision for income taxes	77	767
Provision for income taxes	10	286

Net income	$67	$481

The accompanying notes are an integral part of these financial statements.

CODELAB TECHNOLOGY GROUP, INC.

STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	Year Ended December 31, 2003	Year Ended December 31, 2004
Cash flows from operating activities:
Net income	$67	$481
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	21	29
Provision for deferred income taxes	4	142
Loss from disposal of assets	—	30
Changes in certain assets and liabilities:
Accounts receivable	(202)	(313)
Unbilled receivables	(3)	(13)
Prepaid expenses	30	(89)
Other assets	—	(27)
Accounts payable	3	229
Accrued compensation and payroll taxes	128	(54)
Deferred revenue	(21)	(20)

Net cash flows provided by operating activities	27	395

Cash flows from investing activities:
Capital expenditures	(11)	(85)

Net cash flows used for investing activities	(11)	(85)

Cash flows from financing activities:
Loan and note borrowing (repayment)	58	(85)
Repayment of line of credit	(57)	(43)
Repurchase of common stock	(64)	(15)
Payment of dividends	—	(50)

Net cash flows used for financing activities	(63)	(193)

Net change in cash and cash equivalents	(47)	117
Cash and cash equivalents, beginning of period	54	7

Cash and cash equivalents, end of period	$7	$124

The accompanying notes are an integral part of these financial statements.

CODELAB TECHNOLOGY GROUP, INC.

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(Dollars in thousands)

	Common Stock		Additional Paid-In Capital	Treasury Stock		Retained Earnings	Total Shareholders’ Equity
	Shares	Par Value		Shares	Cost
Balance, December 31, 2002	69,900	$1	$1	$6,400	$(5)	$5	$2
Purchase of common stock from shareholders	(32,000)	(1)	—	32,000	(64)	—	(65)
Net income	—	—	—	—	—	67	67

Balance, December 31, 2003	37,900	—	1	38,400	(69)	72	4
Purchase of common stock from shareholders	(500)	—	—	500	(15)	—	(15)
Dividends on common stock	—	—	—	—	—	(50)	(50)
Net income	—	—	—	—	—	481	481

Balance, December 31, 2004	37,400	$—	$1	$38,900	$(84)	$503	$420

The accompanying notes are an integral part of these financial statements.

CodeLab Technology Group, Inc.

Notes to Financial Statements

1.	Organization and Nature of Operations

CodeLab Technology Group, Inc., (“the Company”), a Delaware corporation, provides information technology consulting services to customers primarily concentrated in the financial services industry. The Company also provides technical support services to facilitate its customers’ optimal usage of developed software applications. The Company’s corporate headquarters are located in Wakefield, Massachusetts. Services are provided to customers primarily in the northeastern United States.

2.	Summary of Significant Accounting Policies

Information concerning certain of the Company’s accounting policy regarding income taxes is included in Note 7 – Income Taxes. Following is a summary of other significant accounting policies affecting the Company’s financial statements.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ materially from those estimates.

Revenue Recognition

Consulting:

The Company recognizes revenue on time and materials contracts at contractually agreed upon rates. For these types of contracts, the Company recognizes revenue as the services are performed. In some cases, the Company invoices customers prior to performing the service, resulting in deferred revenue being reported on the accompanying balance sheets.

For the majority of consulting engagements, the Company provides a specific level of service each month for which it bills a standard monthly amount. The Company recognizes revenue for these engagements in monthly installments over the billable portion of the contract.

For fixed-price contracts, the Company recognizes revenue using the proportional performance method. The Company uses estimated labor-to-complete to measure the proportional performance.

Software Technology:

The Company recognizes revenue from sale of software technology in accordance with Statements of Position 97-2 and 98-9, Software Revenue Recognition, issued by the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants. Revenue is recognized when there is evidence of an arrangement, the product has been delivered, fees are fixed and determinable, collection is probable and when all other significant obligations have been fulfilled.

For arrangements containing multiple elements, such as software technology revenue, installation services, hosting, hardware and maintenance and where vendor-specific objective evidence of fair value (VSOE) exists for all undelivered elements, the Company accounts for the delivered elements in accordance with the “residual method” prescribed by SOP No. 98-9. Revenue from professional services is generally recognized as the services are provided, where a separate earnings process exists. When professional services are not considered to be a separate element of the agreement, professional service revenue is recognized ratably over the remaining life of the agreement. Revenue from hosting and maintenance contracts is recognized ratably over the lives of the contracts.

Deferred revenue consists of fees collected in advance of reaching all above criteria for revenue recognition and fees for future services to be provided that were billed and collected prior to the balance sheet date.

CodeLab Technology Group, Inc.

Notes to Financial Statements

Software Development Costs

Costs related to research and development of new software products are charged to expenses as incurred. Software development costs are capitalized beginning when a product’s technological feasibility has been established, which to date has been when the Company has a working model of the software and ending when a product is available for release. Substantially all development costs are incurred prior to establishing a working model. As a result, the Company has not capitalized any software development costs as of December 31, 2003 and 2004 as such costs have not been significant.

Cash and Cash Equivalents

The Company considers all certificates of deposit with a maturity of three months or less and money market funds to be cash equivalents. The Company maintains demand and money market accounts at two domestic banks. From time to time, account balances may exceed the maximum available Federal Deposit Insurance Corporation coverage. As of December 31, 2004, account balances exceeded the maximum available coverage.

Market Risk Sensitive Instruments

The Company currently has not invested in derivative financial instruments or other market rate sensitive instruments.

Accounts Receivable and Unbilled Receivables

The Company records accounts receivable based upon billing for services and products. Unbilled receivables are recorded when labor-based services have been provided prior to the end of the period and invoicing has not occurred. The Company evaluates the extension of credit to potential customers based on financial or other information and any special circumstances regarding the potential engagement. Payment for services or products is normally due immediately upon billing, although alternate terms may be included in contracts or proposals as agreed upon by the Company and the customer. Accounts receivable are not normally collateralized. The Company does not routinely charge interest on past due accounts receivable, but does notify customers that it may implement such charges. In these instances, interest income is recognized as payments are received. As of December 31, 2003 and 2004, the Company’s risk of loss for accounts receivable and unbilled receivables was limited to the amounts recorded on the Balance Sheets as of those dates.

Allowances on accounts receivable are recorded when circumstances indicate collection is doubtful for particular accounts receivable. Accounts receivable are written off if reasonable collection efforts prove unsuccessful. Bad debt expense is reflected in other selling, general and administrative expenses on the Statements of Operations when allowances on accounts receivable are recorded or when accounts written off exceed available allowances.

As of December 31, 2004, one significant customer comprised 78% of the Company’s accounts receivable. As of December 31, 2003, another significant customer comprised 72% of the Company’s accounts receivable.

Property and Equipment

Property and equipment are recorded at cost. The Company provides for depreciation using accelerated and straight-line methods over the estimated useful lives of the assets. The estimated useful lives of property and equipment are five years. Expenditures for ordinary maintenance and repairs, which do not extend the lives of the applicable assets, are charged to expense as incurred, while renewals and improvements that materially extend the lives of the applicable assets are capitalized and depreciated. Depreciation expense is included in selling, general, and administrative expenses on the Consolidated Statements of Operations. Depreciation expense for the periods ended December 31, 2003 and 2004 was $21,000, and $29,000, respectively.

CodeLab Technology Group, Inc.

Notes to Financial Statements

Stock-Based Compensation

The Company generally grants stock options to its employees for a fixed number of shares with an exercise price equal to the fair value of the shares on the date of grant. As allowed under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (“SFAS No. 123”), the Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB No. 25”), and related interpretations in accounting for stock awards to employees.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment (“SFAS No. 123R”). This standard requires expensing of stock options and other share-based payments and supersedes SFAS 123, which had allowed companies to choose between expensing stock options and showing only pro forma disclosure. SFAS No. 123R is effective for the Company as of January 1, 2006. All of the Company’s outstanding options were cancelled in July 2005 in connection with the acquisition of the Company by Allin Corporation (“Allin”). The Company does not anticipate that new options will be granted in the future. Consequently, the Company does not believe that SFAS No. 123R will impact the Company. See Note 11 – Subsequent Events for additional information regarding the acquisition of the Company.

Year ended December 31 (Dollars in thousands, except per share data)	2003	2004
As reported:
Stock-based employee compensation cost, net of tax	$—	$—
Net income	67	481
Pro forma
Stock-based employee compensation cost, net of tax	$1	$1
Net income	66	480

Supplemental Disclosure of Cash Flow Information

Cash payments for income taxes were $5,000, and $4,000 during the years ended December 31, 2003 and 2004, respectively. Cash payments for interest were $3,000 and $9,000 during the years ended December 31, 2003 and 2004, respectively. Cash payments of dividends were $50,000 during the year ended December 31, 2004. There were no cash payments of dividends during the year ended December 31, 2003.

3.	Stock Based Compensation

Stock options awarded under the Company’s 2000 Stock Incentive Plan (the “Stock Plan”) are exercisable based on prices established at the grant date. Stock options granted to employees of the Company normally vest at one third of the award per year for three years on the anniversaries of the grant dates, except for 100 options, of which 50 vested upon issuance in 2004 and 50 which will vest in 2005. A total of 4,817 non-vested stock options were outstanding as of December 31, 2004, with 1,351 and 1,600 scheduled to vest in 2005 and 2006, respectively, unless forfeited earlier. Rights to purchase shares for awards made to date under the Stock Plan expire ten years from the date of grant or earlier if an option holder ceases to be employed by the Company. All of the Company’s outstanding options were cancelled in July 2005 in connection with the acquisition of the Company by Allin.

CodeLab Technology Group, Inc.

Notes to Financial Statements

Summary of Stock Option Activity for the Stock Plan from 2003 through 2004:

	2003		2004
	Number of Options	Weighted- Average Exercise Price	Number of Options	Weighted- Average Exercise Price
January 1
Outstanding	5,402	$2.00	7,402	$2.00
Exercisable	1,167	$2.00	2,968	$2.00
Granted	2,000	$2.00	2,900	$4.00
Forfeitures	—	—	—	—
Exercised	—	—	—	—
Expired	—	—	—	—

December 31
Outstanding	7,402	$2.00	10,302	$2.56
Exercisable	2,968	$2.00	5,485	$2.02

Summary of Information on Fair Value of Option Grants:

The fair value of option grants are estimated on the dates of grant using the Black-Scholes option pricing model. The following are weighted averages of assumptions for 2003 and 2004 grants under the Stock Plan.

	2003		2004
Risk free interest rate	3.6%		4.6%
Expected dividend yield	0.0%		0.0%
Expected life of options	10	yrs.	10	yrs.

Options exercisable at December 31, 2004	5,485
Weighted average fair value of options granted during 2003	$0.61
Weighted average fair value of options granted during 2004	$1.48

Summary of Information for Stock Options Outstanding or Exercisable at December 31, 2004:

Information for the Stock Plan at December 31, 2004:	Number of Options Outstanding	Number of Options Exercisable	Weighted- Average Contractual Life
Exercise Price:
$2.00	7,402	5,435	7.5 years
$4.00	2,900	50	9.6 years

	10,302	5,485	8.1 years

4.	Line of Credit

In June 2004, the Company and Eastern Bank entered into a Business Preferred Line of Credit Agreement (the “Loan Agreement”) under which Eastern Bank agreed to extend the Company a revolving credit loan. The maximum borrowing availability under the Loan Agreement is $50,000. The Loan Agreement replaced a previous agreement which had included a maximum borrowing availability of $100,000. There was a principal balance of $43,000 outstanding under the Loan Agreement as of December 31, 2003. There was no balance outstanding under the Loan Agreement as of December 31, 2004.

CodeLab Technology Group, Inc.

Notes to Financial Statements

Borrowings were permitted under the Loan Agreement for general working capital purposes. The Company has from time to time borrowed and subsequently repaid amounts under the revolving credit loan. Loans made under the Loan Agreement bear interest at the Eastern Bank Base Rate of interest. The applicable rate as of December 31, 2004 was 6.25%. Over the years ended December 31, 2003 and 2004, the applicable rates of interest on the line of credit ranged from 5.00% to 6.25%. Payments on the line of credit were to be made on the twentieth day of each month. Monthly payments were required to include all accrued interest, bank charges, balances exceeding the credit line limit and the greater of 2% of the outstanding principal balance or $250. Interest expense related to the line of credit was $2,000 and $1,000, respectively, during the years ended December 31, 2003 and 2004.

The Loan Agreement was personally guaranteed by David Ritchie, the major stockholder in the Company prior to its acquisition by Allin in July 2005. Eastern Bank’s commitment under the Loan Agreement was subject to there being no material adverse changes in the Company’s financial condition, the Company having no material contingent liabilities, and the Company not changing its basic services, entering into a merger or other significant acquisition, dissolving or selling substantial assets. The Loan Agreement was terminated in August 2005 following the Company’s acquisition by Allin. The Company paid the then outstanding principal and interest in July 2005 in anticipation of the acquisition. See Note 11– Subsequent Events for information concerning the acquisition of the Company by Allin.

5.	Financial Risks and Fair Value of Financial Instruments

Market Risk

During the normal course of business, the Company is exposed to several types of market risk which include, but are not limited to, interest rate risk, foreign currency exchange rate risk and collectibility of accounts receivable. The Company manages these risks by assessing their possible impact on a regular basis. The Company does not currently anticipate any material losses from any of these market risks. The Company currently does not invest excess funds in derivative financial instruments or other market rate sensitive instruments for any purpose. The Company does not purchase goods subject to commodity price risk.

Foreign Currency Exchange Rate Risk

The Company does not currently invest excess funds in derivative financial instruments or other market rate sensitive instruments for the purpose of managing its foreign currency exchange rate risk. Upon the completion of the Company’s implementation of two data centers in European locations for a customer in November 2004 and February 2005, the Company began to incur costs for internet hosting centers denominated in Euros. However, the Company does not believe the impact of foreign currency exchange associated with these costs was material during the year ended December 31, 2004.

Trading Risk

The Company does not undertake any trading activities involving commodity contracts accounted for at fair value.

Interest Rate Risk

In the ordinary course of business, the Company is exposed to risks that increases in interest rates may adversely affect funding costs associated with any balance, which may be outstanding from time to time, of variable rate debt. There was no variable rate debt outstanding as of December 31, 2004. The revolving credit loan bears interest at Eastern Bank’s base interest rate. The Company does not believe interest rate risk had a material impact on its results of operations during the years ended December 31, 2003 and 2004.

Accounts Receivable/Accounts Payable

Accounts receivable and accounts payable carrying amounts approximate the fair values of the accounts receivable and accounts payable balances at December 31, 2004, respectively.

CodeLab Technology Group, Inc.

Notes to Financial Statements

6.	Lease Commitments

The Company leased office space in Wakefield, Massachusetts under an operating lease that expired on March 31, 2005. The Company commenced occupancy of new office space within the same building on April 1, 2005 under an amendment to the operating lease. The lease, as amended, does not include an automatic renewal provision or any specification of rental costs beyond the lease term, which expires on March 31, 2008. Under the office lease, the Company is subject to additional occupancy costs for an allocated share of the excess of the landlord’s operating expenses, including maintenance and repairs, property management costs, property-related taxes, security, insurance and utilities over base operating expenses, as defined in the lease agreement, as amended. The base rental cost is also subject to annual escalation based on the consumer price index, subject to limitations specified in the lease.

The Company leases an automobile under an operating lease that will expire on June 4, 2006. The automobile is used by the Company’s Chief Executive Officer, who was also a holder of a majority equity interest in the Company prior to its acquisition by Allin in July 2005.

Minimum future annual lease commitments for these non-cancelable operating leases are as follows:

Minimum Future Lease Payments (Dollars in thousands)	As of December 31, 2004	Under Office Lease Amendment
2005	$20	$42
2006	4	56
2007	—	56
2008	—	14

Total	$24	$168

Lease and occupancy costs incurred by the Company were $71,000 and $87,000 for the years ended December 31, 2003 and 2004, respectively.

7.	Income Taxes

The Company records current and deferred provisions for or benefits from income taxes and deferred tax assets and liabilities in accordance with the requirements of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (“SFAS No. 109”). SFAS No. 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases using enacted tax rates expected to be in effect for the year in which the differences are expected to reverse. Valuation allowances will reduce deferred tax assets if there is material uncertainty as to the ultimate realization of the deferred tax benefits.

The provision for income taxes is comprised of the following for the years ended December 31, 2003 and 2004:

Year ended December 31 (Dollars in thousands)	2003	2004
Current
Federal	$—	$109
State	6	35

Total current	6	144
Deferred	4	142

Total income tax provision	$10	$286

CodeLab Technology Group, Inc.

Notes to Financial Statements

A reconciliation of income taxes computed at the statutory federal income tax rate of 34% to the provision for income taxes reflected in the Statements of Operations is as follows for the years ended December 31, 2003 and 2004:

Year ended December 31 (Dollars in thousands)	2003	2004
Estimated provision for income taxes at federal statutory rate	$26	$261
State income tax expense, net of federal benefit	4	23
Change in estimates and other	(20)	2

Provision for income taxes	$10	$286

The components of the deferred tax liabilities, as of December 31, 2003 and 2004, are as follows:

Deferred Tax Liabilities (Dollars in thousands)	December 31, 2003	December 31, 2004
Equipment, furniture and vehicles	$5	$26
Cash basis tax reporting method	—	121

Deferred tax liabilities:	$5	$147

The Company changed from the accrual to the cash basis method of accounting for tax purposes in 2004. The current and non-current portions of the deferred tax liabilities are $121,000 and $26,000, respectively.

Cash payments for income taxes were approximately $5,000 and $4,000 during the periods ended December 31, 2003 and 2004, respectively.

8.	Significant Customers

A significant portion of the Company’s revenue for the years ended December 31, 2003 and 2004 was derived from a small number of customers. Furthermore, these major customers listed below are concentrated in the financial services industry. A loss of a significant customer or a significant decline in the level of services provided in a future period could significantly negatively impact the Company’s future results of operations and financial condition.

During the year ended December 31, 2003, three significant customers accounted for $304,000, $235,000 and $189,000 of the Company’s revenue. These three significant customers represented 23%, 18% and 14%, respectively, of the Company’s 2003 revenue.

During the year ended December 31, 2004, one significant customer accounted for $3,017,000, or 74%, of the Company’s revenue. Revenue derived from this significant customer includes all of the Sale of technology revenue included on the Statement of Operations for the year ended December 31, 2004.

The Company sold “intellectual property” to this Fortune 100 company in April 2004. The technology was fully functional at the sale date and there were no undelivered services in connection with the sale. The 2004 revenue and cost of sales for the sale of intellectual property were $1,844,000 and $1,296,000, respectively. There was a separately priced support agreement in connection with the sale. The revenue for this agreement is being recognized ratably over the eighteen month term of the agreement. The total revenue for the agreement is $472,000. The support agreement calls for two payments of $236,000 in October 2004 and October 2005. As of December 31, 2004, deferred revenue recorded in connection with the agreement was $10,000.

CodeLab Technology Group, Inc.

Notes to Financial Statements

9.	Related Party Transactions

Note Payable

The Company’s Balance Sheet as of December 31, 2003 included a note payable to a former shareholder of the Company with a principal balance of $64,000. The note is related to the Company’s purchase of 20,000 shares of the Company’s common stock from the shareholder on July 15, 2003. The note balance was retired during the year ended December 31, 2004.

Transactions with Equity Investee

During the years ended December 31, 2003 and 2004, respectively, revenue of $235,000 and $150,000 was recognized from technology service-based arrangements with an entity in which the Company owns a minority, non-controlling interest. During the years ended December 31, 2003 and 2004, respectively, payments of $32,000 and $50,000 were made to this entity.

The net income and net equity of the investee is not significant.

10.	Defined Contribution Plan

The Company maintains a profit-sharing plan with a 401(k) feature (the “CodeLab 401(k) Plan”). The CodeLab 401(k) Plan is a defined contribution plan covering all employees of the Company meeting the CodeLab 401(k) Plan’s eligibility requirements. Under the CodeLab 401(k) Plan, participants are eligible to contribute various percentages, up to 15%, of their compensation. The Company may make discretionary contributions to the plan. The Company has incurred expense for discretionary contributions to the CodeLab 401(k) Plan of $25,000 and $58,000, respectively, for the years ended December 31, 2003 and 2004.

11.	Subsequent Event

On July 26, 2005, all of the issued and outstanding equity interests of the Company were acquired by Allin, a Delaware corporation, pursuant to the terms of a Stock Purchase Agreement (the “Purchase Agreement”) among the Company, Allin, the shareholders of the Company and certain holders of options to purchase the Company’s capital stock. Allin, a technology company based in Pittsburgh, Pennsylvania, provides Microsoft-focused information technology and interactive media-based consulting and systems integration services. The Company will operate as a wholly-owned subsidiary of Allin. The Company’s senior management is expected to remain with the Company.

In consideration for all of the issued and outstanding capital stock of the Company, as well as the termination of all option agreements to purchase the Company’s capital stock, Allin delivered to the former shareholders and option holders of the Company purchase consideration consisting of cash and Allin common stock, as follows: (i) a cash payment of $2,500,000, reduced by a holdback amount of $100,000 which shall be adjusted based on the results of a sales and use tax audit of the Company which was pending as of the closing date, and an adjustment for working capital pursuant to the terms of the Purchase Agreement; and (ii) 500,000 shares of Allin’s common stock.